EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-65348 on Forms S-8 and S-16 relating to the Orion Capital Corporation 1976 and 1979 Stock Option Plans, No. 2-80636 on Form S-8 relating to the Orion Capital Corporation 1982 Long-Term Performance Incentive Plan, No. 2-63344 on Form S-8 relating to the Orion Capital Corporation Employees' Stock Savings and Retirement Plan, No. 33-59847 on Form S-8 relating to the Orion Capital Corporation 1994 Stock Option Plan for Non-Employee Directors and No. 333-21205 on Form S-4 relating to Orion Capital Trust I Exchange Capital Securities of our report dated February 14, 1997, appearing in this Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1996.


Deloitte & Touche LLP


Hartford, Connecticut
March 26, 1997






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1996 of our reports dated February 14, 1997, appearing in the Annual Report on Form 10-K of Guaranty National Corporation for the year ended December 31, 1996.


Deloitte & Touche LLP


Denver, Colorado
March 26, 1997